EXHIBIT 10.3

Amendment No. 1 to the Imprimis Pharmaceuticals, Inc.

Amended and Restated 2007 Incentive Stock and Awards Plan

This Amendment No. 1 to the Imprimis Pharmaceuticals, Inc. Amended and Restated 2007 Incentive Stock and Awards Plan (the “Plan”) is effective as of September 27, 2013.

The Plan is hereby amended by replacing Section 4(a) in its entirety as follows:

(a) Subject to adjustment as provided in Section 9 hereof, a total of Five Million (5,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options or Restricted Stock Units at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or Restricted Stock Units expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock or Restricted Stock Units be reduced for any reason, the shares of Stock theretofore subject to such Option, Restricted Stock or Restricted Stock Units may be subject to future Options, Restricted Stock or Restricted Stock Units under the Plan.

The Plan is hereby further amended by replacing Section 4(c) in its entirety as follows:

(c) For awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the maximum number of shares of Stock with respect to which such awards may be granted to any Grantee in any calendar year shall be One Million Two Hundred Fifty Thousand (1,250,000) shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. Subject to the terms of the Plan, awards of Restricted Stock or Restricted Stock Units that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment (ix) operating income, (x) net operating income, (xi) pre-tax profit (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv)

earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Subsidiaries and/or any individual business units of the Company or any Subsidiary. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Restricted Stock or Restricted Stock Unit agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an award intended to be performance-based compensation.

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In witness of the foregoing, the undersigned Secretary of Imprimis Pharmaceuticals, Inc. hereby certifies that the foregoing Amendment to the Amended and Restated 2007 Incentive Stock and Awards Plan was duly adopted by the Board of Directors of the Company on September 9, 2013 and approved by the stockholders on September 27, 2013.

/s/ Mark L. Baum
Mark L. Baum
Secretary